PFF BANCORP, INC.
DECLARES 40% STOCK DIVIDEND

     Pomona, California - July 23, 2003 - PFF Bancorp, Inc. ("Company") (NYSE:PFB), the holding company for PFF Bank & Trust, reported that its Board of Directors today declared a 40% stock dividend payable on September 5, 2003, to shareholders of record as of close of business on August 15, 2003.

     Shareholders will receive two additional shares of stock for every five owned and cash will be paid in lieu of fractional shares.

     Contact: Larry M. Rinehart, President and CEO or Gregory C. Talbott, Executive Vice President, CFO, PFF Bancorp, Inc. 350 So. Garey Avenue Pomona, CA 91766, (909) 623-2323.